Exhibit 5.1


                        Jenkens & Gilchrist                    AUSTIN, TEXAS
                    A PROFESSIONAL CORPORATION                (512) 499-3800

                         1445 ROSS AVENUE                    CHICAGO, ILLINOIS
                            SUITE 3200                        (312) 425-3900
                        DALLAS, TEXAS 75202
                                                              HOUSTON, TEXAS
                          (214) 855-4500                      (713) 951-3300
                     FACSIMILE (214) 855-4300
                                                         LOS ANGELES, CALIFORNIA
                          www.jenkens.com                     (310) 820-8800
                          ---------------
                                                            NEW YORK, NEW YORK
                                                              (212) 704-6000

                                                            SAN ANTONIO, TEXAS
                                                              (210) 246-5000

                                                             WASHINGTON, D.C.
                                                              (202) 326-1500
                         December 29, 2004


Dyadic International, Inc.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida  33477

         Re:      Dyadic International, Inc.
                  Registration Statement on Form SB-2

Ladies and Gentlemen:

         This firm has acted as counsel to Dyadic International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about December 29, 2004, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of up to 28,369,878 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"). The Shares offered include (i) 20,577,967 presently outstanding shares of Common Stock (the "Stockholders' Shares"), (ii) a maximum of 300,300 shares of Common Stock that may be issued upon the closing of the purchase of real estate pursuant to an existing purchase and sale agreement between the Company and F&C Holdings, LLC (the "Real Estate Contract"), (iii) a maximum of 65,000 shares that may be issued upon exercise of certain outstanding stock options (the "Options"), (iv) a maximum of 473,835 shares of Common Stock that may be issued upon conversion of outstanding convertible notes (the "Notes"), and (v) a maximum of 6,952,776 shares of Common Stock that may be issued upon exercise of outstanding warrants (the "Warrants").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, this firm has examined and relied upon the original, or copies identified to our satisfaction, of (1) the Company's Restated Certificate of Incorporation (2) the Amended and Restated Bylaws of the Company; (3) minutes of the shareholders and the Board of Directors of the Company (4) the Registration Statement and exhibits thereto; and (5) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the Restated Certificate of Incorporation, the Amended and Restated Bylaws, minutes, records and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Dyadic International, Inc.
December 29, 2004
Page 2

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that:

         1. The Stockholders' Shares have been legally issued and are fully paid and nonassessable shares of the Company's Common Stock.

         2. All corporate actions necessary to authorize the issuance by the Company of the Shares upon (i) the closing of the Real Estate Contract, (ii) the exercise of the Options, (iii) the conversion of the Notes and (iv) the exercise of the Warrants, have been duly and validly taken.

         3. Assuming (i) that all relevant corporate actions heretofore taken by the Company remain in full force and effect and (ii) that the Shares are issued, sold and delivered as contemplated by the Registration Statement and in accordance with the terms and conditions of the corporate authorizations and the Real Estate Contract, the Options, the Notes and the Warrants, such Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         The opinions expressed in this letter assume that each exercise price for the Options and the Warrants remains at not less than the par value per share of the Common Stock.

                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Dyadic International, Inc.
December 29, 2004
Page 3

         This firm hereby consents (i) to the reference to us under the caption "Legal Matters" in the Prospectus, which constitutes a part of the Registration Statement referred to above, (ii) to the filing of this opinion letter as an exhibit to the Registration Statement and (iii) to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   JENKENS & GILCHRIST,
                                                   a Professional Corporation


                                                   By: /s/ Mark D. Wigder
                                                       -------------------------
                                                       Mark D. Wigder,
                                                       Authorized Signatory